================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          MONRO MUFFLER BRAKE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 AUGUST 2, 1999

                                 ---------------


To the Shareholders of
MONRO MUFFLER BRAKE, INC.


         The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the "Company") will be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 2, 1999, commencing at 10 a.m., for the following purposes:


           1. electing five directors to Class 2 of the Board of Directors to serve a two-year term, and until their successors are duly elected and qualified at the 2001 annual meeting of shareholders;

           2. ratifying the adoption of the Monro Muffler Brake, Inc. 1998 Employees' Stock Option Plan;

           3. ratifying the amendment to the Monro Muffler Brake, Inc. Non-Employee Directors' Stock Option Plan to increase the number of authorized shares;

           4. ratifying the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending March 31, 2000; and

           5. considering such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


         Only shareholders of record at the close of business on Monday, June 14, 1999, will be entitled to vote at the meeting.



                                                     /s/ Robert W. August
                                                     -------------------------
                                                     Robert W. August
                                                     Secretary


Rochester, New York
July 1, 1999

         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 2, 1999
                                 ---------------


                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the "Company" or "Monro"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 2, 1999, commencing at 10 a.m., or at any adjournment or postponement thereof.

         A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein, for the ratification of the adoption of the 1998 Employees' Stock Option Plan, for the ratification of the amendment to the Non-Employee Directors' Stock Option Plan, and for the ratification of the re-appointment of independent auditors as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about July 2, 1999.


                                VOTING SECURITIES

         Only shareholders of record at the close of business on Monday, June 14, 1999 will be entitled to vote. At such date, the Company had outstanding 8,321,701 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

         The voting rights of holders of Common Stock are subject to the voting rights of the holders of 91,727 shares outstanding of the Company's Class C Convertible Preferred Stock, par value $1.50 per share ("Class C Preferred Stock"). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the adoption of the 1998 Employees' Stock Option Plan, the amendment of the Non-Employee Directors' Stock Option Plan, the ratification of the appointment of auditors, or any other transaction that the holders of Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Director nominees must receive a plurality of the votes cast at the meeting to be elected. Votes that are withheld from any nominee are counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a plurality. Abstentions may be specified on proposals other than the election of directors, which proposals require a majority of the votes cast at the meeting for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a majority. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner and the nominee or broker has received no such instructions (a "broker non-vote"), such shares are not counted as present for the purpose of determining the existence of a quorum and are not counted as votes cast with respect to any such matter.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into two classes having terms which expire at the Annual Meeting (Class 2) and at the 2000 annual meeting of shareholders (Class 1). The five Class 2 directors are proposed for re-election at the Annual Meeting.

CURRENT NOMINEES

         It is proposed to elect at the Annual Meeting five persons to Class 2 of the Board of Directors to serve (subject to the Company's by-laws) until the election and qualification of their successors at the 2001 annual meeting of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

The following summarizes biographical information for the Class 2 directors, each of whom is nominated for re-election:

          Charles J. August, 80, was elected to the Board of Directors in February 1959. He founded the predecessor to the Company in 1957 and served as the Company's Chairman, President and Chief Executive Officer until October 1987, when he retired.

          Frederick M. Danziger, 59, was elected to the Board of Directors in July 1984. He is President of Griffin Land & Nurseries, Inc. Mr. Danziger was previously of counsel in the law firm of Latham & Watkins from 1995 to 1997, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1974 to 1995. Mr. Danziger is a general partner of Ryan Instruments, L.P.

          Jack M. Gallagher, 62, was elected to the Board of Directors in October 1987. He has been Director of Special Projects since January 1, 1999 and from April 1, 1995 through February 17, 1998. Mr. Gallagher was interim President and Chief Executive Officer from February 17, 1998 through December 31, 1998 and President and Chief Executive Officer from October 1987 through March 31, 1995. Prior to joining the Company, Mr. Gallagher was President of Auto Works, a 240-store chain of discount auto parts stores headquartered in Pontiac, Michigan, from May 1985 to October 1987. Mr. Gallagher has held various other positions in the auto parts and service industries, including 20 years with Firestone Tire & Rubber Co., where he was Chief Executive of the Fidesta Company, a 200-store nationwide chain of tire and service centers.

          Robert G. Gross, 41, was elected to the Board of Directors in February 1999. He has been President and Chief Executive Officer since January 1, 1999. Prior to joining the Company, Mr. Gross was Chairman and Chief Executive Officer of Tops Appliance City, Inc., a consumer electronics and appliance store chain based in Edison, New Jersey, from 1995 to 1998. Mr. Gross also held various management positions with Eye Care Centers of America, Inc., a San Antonio, Texas based optometry company owned by Sears, Roebuck & Co., including President and Chief Operating Officer from 1992 through 1994; Executive Vice President and Chief Operating Officer from 1991 through 1992 and Senior Vice President from 1990 through 1991. Mr. Gross is a director of Tops Appliance City, Inc.

          Peter J. Solomon, Chairman of the Board, 60, was elected to the Board of Directors in July 1984. He has been Chairman of the Board of Directors of Peter J. Solomon Company Limited, an investment banking firm, since May 1989. From 1985 to May 1989, he was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton, Inc. Mr. Solomon is a director of General Cigar Holdings, Inc., Office Depot, Inc. and Phillips-Van Heusen Corporation.

The following summarizes biographical information for each of the continuing Class 1 directors:

          Burton S. August, 84, was elected to the Board of Directors in May 1969. He was a Vice President of the Company until May 1980, when he retired. Mr. August has been a director of Home Properties of New York since August 4, 1994.

          Robert W. August, 47, was elected to the Board of Directors in July 1982. He has been Senior Vice President - Store Support since October 1996 and Secretary since July 1984. Mr. August was Senior Vice President - Marketing from May 1992 through October 1996, Vice President - Marketing from July 1989 to May 1992, Executive Vice President from 1984 through July 1989, and has worked for Monro in various other capacities since 1968. Mr. August is a director of ACM Medical Laboratory, Inc.

          Donald Glickman, 66, was elected to the Board of Directors in July 1984. He is a private investor and has been a partner of J.F. Lehman & Company, an investment banking firm, since January 1992. He was an executive employee of Peter J. Solomon Company Limited, an investment banking firm, from July 1989 to June 1992. From July 1988 to July 1989, he was a managing director of Lehman Brothers (Shearson Lehman Hutton, Inc.) Prior to July 1988, Mr. Glickman was a Senior Vice President of the First National Bank of Chicago. Mr. Glickman is a director of Burke Industries, Inc., MacNeal Schwendler Corporation, General Aluminum Corporation and SDI, Inc., and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. He is Chairman of Elgar Electronics.

          Lionel B. Spiro, 60, was elected to the Board of Directors in August 1992. He was the Chairman and President of Charrette Corporation of Woburn, Massachusetts, a distributor of design supplies and imaging services, until July 1997, when he retired. Mr. Spiro co-founded Charrette Corporation in 1964.

          W. Gary Wood, 48, was elected to the Board of Directors in February 1993. Mr. Wood currently is an independent business owner with operations in computer services and in specialty manufacturing. He was a principal with Deloitte & Touche, an accounting, tax and consulting firm, from 1984 through 1993 in the management consulting practice, working from Deloitte & Touche's Michigan office.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of June 1, 1999 by (i) each person or entity known to the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) each Class 2 director, each of whom is nominated for re-election, (iii) each continuing Class 1 director, (iv) the executive officers named in the Summary Compensation Table and (v) all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown.


                                                COMMON STOCK                              PERCENT OF
                                                BENEFICIALLY           OPTION SHARES        CLASS
        5 % SHAREHOLDERS, DIRECTORS AND             OWNED               EXERCISABLE       INCLUDING
              EXECUTIVE OFFICERS              EXCLUDING OPTIONS        WITHIN 60 DAYS      OPTIONS
              ------------------              -----------------        --------------      -------
Peter J. Solomon
     767 Fifth Avenue
     New York, NY  10153                          1,440,676  (1)           15,195  (8)        16.6
Paradigm Capital Management, Inc.
     9 Elk Street
     Albany, NY  12207                              711,154  (2)                               8.5
FMR Corp.
     82 Devonshire Street
     Boston, MA  02109                              605,095  (3)                               7.3
Donald Glickman
     450 Park Avenue
     New York, NY 10022                             589,349  (4)           15,195  (8)         7.3
Wellington Management Company, LLP
     75 State Street
     Boston, MA  02109                              542,000  (5)                               6.5
Robert W. August                                    358,871  (6)            2,625              4.3
Charles J. August                                   219,949  (6)           15,195  (8)         2.8
Jack M. Gallagher                                   127,671  (7)           95,971              2.7
Robert G. Gross                                     100,000                12,804              1.4
Burton S. August                                     85,349  (6)           15,195  (8)         1.2
G. Michael Cox                                                             29,020               *
Frederick M. Danziger                                13,226                15,195  (8)          *
W. Gary Wood                                          4,432                15,195  (8)          *
Lionel B. Spiro                                       4,149                15,195  (8)          *
Catherine D'Amico                                     1,514                16,365               *
All directors and executive officers
    as a group (14 persons)                       2,862,987               273,962             34.7 (9)

---------------

* Less than 1% of the shares deemed outstanding.

(1) Includes 65,000 shares of Class C Preferred Stock (including 45,000 shares held in trust for the benefit of Mr. Solomon's children for which Mr. Solomon is trustee) presently convertible into 450,466 shares of Common Stock. Also includes 878,845 shares of Common Stock held in trusts for the benefit of Mr. Solomon's children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trust. Peter J. Solomon is a principal shareholder and a Class 2 director.

(2) Beneficial ownership reported as of December 31, 1998, according to a statement on Schedule 13G, dated February 9, 1999, of Paradigm Capital Management, Inc., a registered investment adviser.

(3) Beneficial ownership reported as of December 31, 1998, according to a statement on Schedule 13G, dated February 1, 1999, of FMR Corp., a parent holding company of Fidelity Management & Research Company, a registered investment adviser.

(4) Excludes shares of Common Stock owned by Mr. Glickman's children. Mr. Glickman disclaims beneficial ownership of such shares. Donald Glickman is a principal shareholder and a Class 1 director.

(5) Beneficial ownership reported as of December 31, 1998, according to a statement on Schedule 13G, dated January 24, 1999, of Wellington Management Company, LLP, a registered investment advisor.

(6) Includes 54,102 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(7) Includes 57,750 shares held in trust for the benefit of Mr. Gallagher's children for which Mr. Gallagher is trustee. Mr. Gallagher disclaims beneficial ownership of such shares held in trust.

(8)      Options granted pursuant to the Non-Employee Directors' Stock Option
         Plan.

(9) Exclusive of shares as to which beneficial ownership has been disclaimed, officers and directors of the Company as a group owned beneficially approximately 20.3% of Common Stock deemed outstanding on June 1, 1999.

OTHER INFORMATION CONCERNING DIRECTORS

         Burton S. August and Charles J. August are brothers. Burton S. August is the father of Robert W. August.

         Jack M. Gallagher, Director of Special Projects of the Company, served as President and Chief Executive Officer on an interim basis from February 17, 1998 through December 31, 1998 while the Company searched for a permanent replacement for its former President and Chief Executive Officer, Lawrence C. Day. Mr. Gallagher previously served as President and Chief Executive Officer from October 1987 through March 1995.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company has entered into an employment agreement (the "Agreement") with Robert G. Gross, its President and Chief Executive Officer. The Agreement, which provides for a base salary of $420,000, plus a bonus, subject to the discretion of the Compensation Committee, has a five-year term ending December 1, 2003. The Agreement includes a covenant against competition with the Company for two years after termination. The Agreement provides the executive with a minimum of one's years salary and certain additional rights in the event of a termination without cause (as defined therein), or a termination in the event of change in control (as defined therein).

         During fiscal 1999, the Company entered into an employment agreement with G. Michael Cox, its Executive Vice President-Store Operations. The agreement provides that, upon termination without cause by the Company, until August 31, 2000, the Company shall pay him one year's base salary and shall continue health insurance benefits for the earlier of one year or until Mr. Cox accepts other employment.

         Jack M. Gallagher entered into an employment agreement with the Company through February 2003, pursuant to which he serves as Director-Special Projects of the Company. In such capacity, Mr. Gallagher is responsible for, among other things, finding, investigating and negotiating with acquisition candidates, and advising and consulting with respect to investor and shareholder relations. As compensation for such services, Mr. Gallagher is paid a salary of $24,000 per year. During the term of the Agreement and for two years after termination, Mr. Gallagher has agreed not to compete in any manner with the business of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held seven meetings during fiscal 1999(1). Non-employee directors of the Company receive directors' fees at the rate of $2,000 per year plus $750 per meeting attended. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, each non-employee director receives an annual grant of an option to purchase 3,039 shares of Common Stock.

         The Board of Directors has created four standing committees: a four-member Governance Committee, a three-member Audit Committee, a four-member Compensation and Benefits Committee (the "Compensation Committee") and a four-member Stock Option Committee.

         The Governance Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. During fiscal 1999, the Governance Committee held two meetings. Its members are Robert W. August, Donald Glickman, Robert G. Gross (replacing Jack M. Gallagher effective February 17, 1999) and Peter J. Solomon.

         The Audit Committee has the power and authority to select and engage independent auditors for the Company, subject to the approval of shareholders, and reviews with the auditors and with the Company's management all matters relating to the annual audit of the Company. The Audit Committee held two meetings in fiscal 1999. Its members are Frederick M. Danziger, Lionel B. Spiro (replacing Donald Glickman effective February 17, 1999) and W. Gary Wood.

         The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company (other than stock option plans). The Compensation Committee held three meetings in fiscal 1999. Its members are Donald Glickman, Robert G. Gross (replacing Jack M. Gallagher effective February 17, 1999), Peter J. Solomon and Lionel B. Spiro.

         The Stock Option Committee has the power and authority to select participants and approve awards under, and to interpret and administer or otherwise act with respect to, the Company's stock option plans. During fiscal 1999, the Stock Option Committee met six times. Its members are Charles J. August, Donald Glickman, Jack M. Gallagher (replacing Lionel B. Spiro effective February 17, 1999) and Peter J. Solomon.

-------------------

(1) References in this Proxy Statement to fiscal years are to the Company's fiscal years ending or ended March 31 of each year (e.g., references to "fiscal 1999" are to the Company's fiscal year ended March 31, 1999).


                             EXECUTIVE COMPENSATION

         The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at March 31, 1999, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                      ANNUAL COMPENSATION                 AWARDS
                                            -----------------------------------------   -------------
                                              FISCAL
                 NAME AND                      YEAR                                                       ALL OTHER
                 PRINCIPAL                     ENDED           SALARY        BONUS        OPTIONS (3)   COMPENSATION (1)
                 POSITION                    MARCH 31,          ($)           ($)             (#)             ($)
                 --------                    ---------          ---           ---             ---             ---
Robert G. Gross                                 1999            112,500      150,000        425,000
President and
Chief Executive Officer (2)

G. Michael Cox                                  1999            160,400      100,000         10,500
Executive Vice President -                      1998            140,400            0              0          2,642
Store Operations                                1997            126,650       42,778         19,294          2,843

Robert W. August                                1999            150,400            0         10,500
Senior Vice President -                         1998            146,900            0              0          2,642
Store Support, and Secretary                    1997            142,360       46,385              0          3,227

Catherine D'Amico                               1999            130,000            0         10,500
Senior Vice President -                         1998            113,865       25,000              0          2,464
Finance, and Chief Financial Officer            1997            109,200       35,681          5,513          2,475

Jack M. Gallagher                               1999            321,000            0         10,000
Director                                        1998            122,500            0         94,500          1,555
Special Projects (4)                            1997             80,000            0              0          1,814


------------

(1) For most officers, All Other Compensation represents the Company's contributions to the Monro Muffler Brake, Inc. Profit Sharing Plan for the accounts of the Named Officers. Information relating to fiscal 1999 profit sharing contributions is not yet available.

(2)     Mr. Gross joined the Company in December 1998.

(3) The number of options shown has been adjusted to reflect the impact of the five percent stock dividends paid in June 1998, August 1997 and August 1996.

(4) From February 17, 1998 through December 31, 1998, Mr. Gallagher served as interim President and Chief Executive Officer. (See "Other Information Concerning Directors").



                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth, for the Company's fiscal year ended March 31, 1999, information concerning the granting of options to the Named
Officers:

                                                   INDIVIDUAL GRANTS
                           ------------------------------------------------------------------
                                                 % OF TOTAL                                           POTENTIAL REALIZABLE
                                                  OPTIONS           EXERCISE                          VALUE ASSUMING RATES
                           OPTIONS               GRANTED IN          PRICE        EXPIRATION             OF STOCK PRICE
        NAME                 (#)              FISCAL YEAR (5)        ($/SH)          DATE               APPRECIATION OF
        ----                 ---              ---------------        ------          ----               ---------------
                                                                                                    5% (1)($)          10% (1)($)
                                                                                                    --------           ----------
Robert G. Gross              425,000  (2)           77.57              7.81           (6)           1,536,677          3,754,221
G. Michael Cox                10,500  (3)            1.92             15.60          5/31/03           45,255            100,002
Robert W. August              10,500  (3)            1.92             15.60          5/31/03           45,255            100,002
Catherine D'Amico             10,500  (3)            1.92             15.60          5/31/03           45,255            100,002
Jack M. Gallagher             10,000  (4)            1.83              6.31         10/25/08           39,683            100,565

-----------------

(1) These values are calculated by comparing the exercise price of such options to the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year of the options' terms. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock and overall stock conditions, as well as the option holder's continued employment through the vesting period. The value stated may not necessarily be achieved.

(2) 225,000 options were granted in fiscal 1999 under the Company's 1989 Employees' Incentive Stock Option Plan. 200,000 options were granted in fiscal 1999 under the Company's 1998 Employee Stock Option Plan and are subject to shareholder approval hereunder. 100,000 of these options become exercisable when the closing price of the Common Stock has been at least $13.00 per share for 20 consecutive trading days, and 100,000 of these shares become exercisable when the closing price of the Common Stock has been at least $16.00 per share for 20 consecutive trading days.

(3) Options granted in fiscal 1999 under the Company's 1989 Employees' Incentive Stock Option Plan. Subject to certain conditions, 25% of such options become exercisable each year beginning one year after the date of grant.

(4) Options granted in fiscal 1999 under the Company's 1989 Employees' Incentive Stock Option Plan. 5,000 of the options became exercisable on March 31, 1999; 5,000 become exercisable on March 31, 2000.

(5) Based on a total of 547,888 options granted to 101 employees of the Company in fiscal 1999.

(6) The options expire as follows: 200,000 options expire 11/30/03 and 225,000 options expire 11/30/08.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for the Company's fiscal year ended March 31, 1999, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:

                           NUMBER OF                                                             TOTAL VALUE OF
                             SHARES                         TOTAL NUMBER OF                 UNEXERCISED, IN-THE-MONEY
                          ACQUIRED ON        VALUE      UNEXERCISED OPTIONS HELD AT              OPTIONS HELD AT
                            EXERCISE       REALIZED          MARCH 31, 1999                       MARCH 31, 1999
         NAME                 (#)             ($)                   (#)                                  ($)
         ----                 ---             ---                   ---                                  ---
                                                       EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
                                                       -----------       -------------      -----------       -------------
Robert G. Gross                0               0            12,804            412,196                0                  0
G. Michael Cox                 0               0            26,394             39,286                0                  0
Robert W. August               0               0                 0             10,500                0                  0
Catherine D'Amico              0               0            13,740             18,790                0                  0
Jack M. Gallagher              0               0            95,971             40,437            4,100              4,100

---------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting the Chief Executive Officer's compensation and making annual recommendations for the compensation of the other executive officers to the full Board of Directors after considering recommendations made by the Chief Executive Officer.

     Executive compensation is a mix of salary, annual bonus awarded under the executive bonus plan, Company contributions to the profit sharing plan and pension plan, long-term compensation in the form of stock options and other benefits generally available to all employees. The Company relies to a large degree on bonus, stock options and stock ownership to attract and retain executives of outstanding ability and to motivate them to work to their fullest potential. Under the executive bonus plan, the Compensation Committee seeks to enhance the profitability of the Company by aligning closely the financial interest of the Company's executives with those of its shareholders through the payment of bonuses based on attainment of profit targets. In setting base salaries, the Company refers to the National Executive Compensation Survey published by The Management Association of Illinois.

     Robert G. Gross, who has served as President and Chief Executive Officer since January 1, 1999, earned compensation during fiscal 1999 consisting of a salary of $112,500, an initial signing bonus of $150,000 and other benefits extended to all full-time employees. The Chief Executive Officer does not participate in the Compensation Committee's determination of his compensation which includes an annual bonus contingent upon the Company's achievement of its performance targets set by the Board of Directors.

     While serving as President and Chief Executive Officer from February 17, 1998 through December 31, 1998, Jack M. Gallagher's salary was $35,000 per month. Mr. Gallagher's compensation package did not include a bonus. The Chief Executive Officer does not participate in the Compensation Committee's determination of his compensation.

     The salaries of other executive officers are set at amounts the Company believes to be comparable to those paid to executives holding similar positions at other automotive service companies of comparable size. Bonuses are paid based on attainment of profit targets. Executive officers did not receive profit-based bonuses for fiscal 1999 and fiscal 1998 because the Company did not attain the minimum required percentage of targeted profit performance. However, Robert G. Gross received a signing bonus upon joining the Company in fiscal 1999 and Catherine D'Amico was awarded a bonus in fiscal 1998 in connection with her performance in the negotiation of the acquisition of the Speedy Muffler stores in the United States (the "Speedy Stores") from Speedy Muffler King, Inc. In addition, in August 1998, during the search for a permanent Chief Executive Officer, the Company's Board of Directors voted to award a $100,000 retention bonus to G. Michael Cox. The bonus was paid in April 1999.

     All employees, including executive officers, may receive stock options from time to time under the Company's stock option plans. Stock option grants are recommended by the Stock Option Committee of the Board of Directors, a committee composed primarily of non-management directors. Under the stock option plans, and subject to the approval of Shareholders of the 1998 Employee's Stock Option Plan in August 1999, 549,806 shares are currently available for grants to employees. During fiscal 1999, the Stock Option Committee granted options, including 425,000 to Robert G. Gross, President and Chief Executive Officer in conjunction with his employment agreement. Additionally, in recognition of officers' new or expanded management responsibilities, the Stock Option Committee granted options of 10,500 each to G. Michael Cox, Executive Vice President - Store Operations; Robert W. August, Senior Vice President - Store Support, and Secretary; and Catherine D'Amico, Senior Vice President - Finance, and Chief Financial Officer; and 10,000 to Jack M. Gallagher, interim President and Chief Executive Officer. Options exercisable for an aggregate of 21,273 shares were also granted to seven non-employee directors of the Company under the terms of the Non-Employee Directors' Stock Option Plan approved by shareholders in August 1995 and amended in 1998.

     The executive officers participate in the Company's qualified, non-contributory profit sharing and pension plans on the same basis as all other employees. The Company offers health care, life insurance, disability insurance and other benefits to the executive officers on substantially the same terms as available to all employees of the Company. The amount of perquisites received by any executive officer in fiscal 1999 did not exceed $50,000 or ten percent of his or her cash compensation.

     The federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee intends that all compensation paid to executive officers in fiscal 1999 will be deductible by the Company under such tax laws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In December 1998, the Company loaned $523,000 to Robert G. Gross, its President and Chief Executive Officer, to purchase 75,000 shares of the Company's common stock at the then fair market value. This loan, which bears an interest rate of 5.50% per annum, matures on December 1, 2003, and requires five equal annual installments of principal beginning on the first anniversary of the loan. If the Executive is employed with the Company when a principal payment is due, that installment will be forgiven by the Company. All interest is due on the fifth anniversary of the loan, and shall also be forgiven if the Executive is employed with the Company at that time.
The loan is secured by the common stock.

     The members of the Compensation Committee are Donald Glickman, Robert G. Gross (replacing Jack M. Gallagher effective February 17, 1999), Peter J. Solomon and Lionel B. Spiro.

     In June 1991, the Company entered into a management agreement effective July 1, 1991, with Peter J. Solomon Company Limited ("PJSC") pursuant to which PJSC provides to the Company strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning for a fee of $160,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Company has agreed to indemnify PJSC against certain liabilities. In addition, PJSC, from time to time, provides additional investment banking services to the Company for customary fees. The firm provided financial advisory services to the Company in connection with the acquisition of and financing for the Speedy Stores for fees of approximately $1 million. Peter J. Solomon, Chairman of the Board and principal shareholder of the Company, is Chairman of PJSC.

PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the S&P 400 Index and the S&P Retail Stores-Specialty Index for the sixty month period from March 31, 1994 to March 31, 1999 (March 31, 1994 = 100):

Research Data Group                            Peer Group Total Return Worksheet


Monro Muffler Brake Inc. (MNRO)

                                               CUMULATIVE TOTAL RETURN
                                   ------------------------------------------------
                                   3/94     3/95     3/96     3/97     3/98    3/99
MONRO MUFFLER BRAKE, INC.           100      118      107      117      122      55

S & P INDUSTRIALS                   100      117      153      182      266     326

S & P RETAIL (SPECIALTY)            100      102      109      115      130     114

PENSION PLAN

        The Company sponsors a qualified, noncontributory retirement plan (the "Pension Plan"). Each employee who has attained age 21 becomes a participant on the April 1 or October 1 following the date the employee completes one year of service. The basic benefit under the Pension Plan is a straight life annuity. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant's average monthly earnings for the highest ten consecutive years prior to retirement, less (ii) 45% of the monthly primary Social Security benefit payable to a participant at retirement. The amount of the benefit is reduced for short service participants and also is reduced if a participant terminates his or her employment prior to retirement.

        Remuneration covered by the Pension Plan includes any kind of compensation that is subject to tax for Social Security benefits without regard to the dollar limitation on such compensation subject to FICA taxes. The Pension Plan only recognizes such earnings up to $100,000 for plan years beginning after March 31, 1986.

        Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $3,500 or less.

        The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula described above to participants under the Pension Plan, excluding the offset for Social Security benefits:

                                                        PENSION PLAN TABLE

          AVERAGE COMPENSATION                              NUMBER OF YEARS OF SERVICE
          --------------------       -------------------------------------------------------------------------
                                         5              10             15              20             25
                                     ----------     -----------    ------------    -----------    ------------
              $100,000                 $22,500        $45,000         $45,000        $45,000         $45,000


         The following are estimated years of credited service at age 65 (rounded to the nearest year) under the Pension Plan for each of the Named
Officers: Robert G. Gross -- 24 years; G. Michael Cox -- 22 years; Robert W. August -- 43 years; Catherine D'Amico -- 28 years and Jack M. Gallagher -- 14 years.

         During fiscal 1999, the Board approved a plan whereby the benefits of the defined benefit plan would be frozen in fiscal 2000.

                              CERTAIN TRANSACTIONS

AFFILIATE LEASES

        The Company leases 41 stores from Charles J. August, Burton S. August and others or partnerships or trusts in which such persons or members of their families, including Robert W. August, have interests. In fiscal 1999, the Company paid or accrued $1,783,000 as rent for these stores. As of June 1, 1999, most of these properties were subject to mortgages or notes under which such persons or entities were obligated. Charles J. August, Burton S. August and Robert W. August are directors of the Company.

        The Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and as a matter of policy, will not do so.

        (See also "Compensation Committee Interlocks and Insider
Participation").

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


               PROPOSAL TO APPROVE THE EMPLOYEE STOCK OPTION PLAN

        The following description of the Monro Muffler Brake, Inc. 1998 Stock Option Plan (the "Plan") is a summary and is qualified in its entirety by reference to the Plan as proposed to be adopted, which is hereto attached as Exhibit A.

PURPOSE OF PLAN

         On November 18, 1998, subject to approval by the shareholders of the Company, the Board of Directors approved the adoption of the Plan. The purpose of the Plan is to encourage and enable all eligible employees of the Company to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock or to increase such proprietary interest. Ownership of Common Stock will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company. It is also expected that the Plan will strengthen the Company's ability to attract and retain, in its employ, additional persons of training, experience and ability.

SUMMARY OF PLAN

         The Plan will be administered by the Stock Option Committee and will provide for grants of "incentive stock options" or "non-qualified stock options" as defined under the Code. Under the Plan, options may be granted to key employees, including executive officers of Monro, as shall be determined by the Stock Option Committee. Approximately 2,800 employees, including six executive officers, will be eligible to participate. Options granted to employees under the Plan will have a maximum term of ten years, except as described below, and will not be transferable except by will or pursuant to the laws of descent and distribution. The maximum aggregate number of shares of Common Stock available for award under the Plan is 750,000.

         The number and exercise price of options granted is determined by the Stock Option Committee, but the exercise price of an Incentive Stock Option shall be the Market Price (as defined in the Plan) of the Common Stock on the date the Incentive Stock Option is granted. The purchase price per share under each Non-qualified Stock Option shall be specified by the Committee. In no case, however, shall the exercise price per share of an option be less than the par value of the Common Stock ($0.01). Notwithstanding the foregoing, to the extent required by the Code, the exercise price per share under each Non-qualified Stock Option granted to an employee who is treated as a "covered employee" (as defined in Section 162(m)(3) of the Code) on the date such Non-qualified Stock Option is exercised shall not be less than 100% of the Market Price of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a "10% Stockholder"), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant. Options may be exercised in whole or in part. Common Stock purchased upon exercise of options shall be paid for in full at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common Stock or a combination of cash and Common Stock, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise.

         The term of each option granted under the Plan shall be determined by the Committee; PROVIDED, HOWEVER, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten
(10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

         Generally, an optionee may exercise his options during his lifetime provided he is employed by the Company. In the event an optionee's employment is terminated for reasons other than retirement, death or disability, an optionee may exercise his options to the extent exercisable at such time for thirty days from his date of termination.

         If an optionee's employment is terminated as the result of Disability (as defined in the Plan) or the optionee retires, the thirty day period after cessation of employment during which options may be exercised (as described above) is extended to one year.

         If an optionee dies while employed by the Company, the optionee's remaining options, whether or not otherwise exercisable on such date, may be exercised by the optionee's estate, or the person to whom the optionee's rights under the option pass under the optionee's will or the laws of descent and distribution, within one year of the date of the optionee's death, at which time such options shall terminate.

         If an optionee dies following a termination of employment due to retirement or disability, the optionee's remaining options, whether or not otherwise exercisable on such date, may be exercised by the optionee's estate, or the person to whom the optionee's rights under the option pass under the optionee's will or the laws of descent and distribution, to the same extent such options were exercisable by the recipient following such termination of employment.

         If there should be a Change in Control of the Company (as defined in the Plan) (i) the Company shall give each recipient of options written notice of such Change in Control as promptly as practicable prior to the effective date thereof, and (ii) all of the options held by employees not currently exercisable shall become exercisable immediately prior to the effective date of such Change in Control; PROVIDED, HOWEVER, that all or a portion of such options shall not be exercisable to the extent that the exercise would cause the employee to be subject to taxes under Section 4999 of the Code.

         The Plan provides that the aggregate number and kind of shares available for options and the option price of each outstanding option shall be adjusted to reflect any increase, decrease or change in the total outstanding shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or similar transaction.

         The Plan provides that the Board of Directors of the Company may at any time suspend, terminate or amend the Plan without seeking the approval of the shareholders of the Company. However, shareholder approval will be required to give effect to any amendment which would increase the maximum number of shares for which options may be granted, increase the benefits accruing to employees under the Plan or change the eligibility requirements for participation in the Plan.

FISCAL 1999 GRANTS

         The number of options granted in fiscal 1999 to the Named Officers is set forth in the table entitled "Option Grants in Last Fiscal Year" on page 8. The following table sets forth the number of options granted in fiscal 1999 to the following persons:


     Robert G. Gross, CEO                                      200,000

     All current executive officers (six persons)              200,000

     All other employees                                             0

         On June 14, 1999, the closing price per share of the Company's Common Stock on the NASDAQ National Market System was $8.38.

FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS

         The following summary describes the principal federal income tax consequences of grants made under the Plan. The summary is based upon an analysis of the Internal Revenue Code of 1986, as currently in effect, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Any such change could have retroactive effect and could affect the consequences described in the summary. The summary does not purport to cover all federal income tax consequences that may apply to a participant in the Plan (a "Participant") and does not contain any discussion of foreign, state or local tax laws. Participants are urged to consult their own tax advisors regarding the tax consequences to them of acquiring and exercising options and upon the sale or other disposition of any Common Stock acquired under the Plan. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, or qualified under Section 401(a) of the Code.

         A Participant will not recognize income upon the grant of a Non-qualified Stock Option ("NSO"). The Participant will recognize ordinary income at the time of exercise of the NSO in an amount equal to the difference between the fair market value of the Shares received upon exercise of the NSO and the aggregate Option Price for the Shares purchased upon such exercise. The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Participant is required to recognize ordinary income. The Participant's basis in any Shares acquired upon exercise of an NSO will equal the fair market value of the Shares on the exercise date. A Participant who later sells such Shares will generally recognize capital gain or loss on the sale of the Shares equal to the difference between the amount realized and the Participant's basis in the Shares.

     A Participant to whom an Incentive Stock Option ("ISO") is granted will not recognize income at the time of the grant or exercise of the ISO, and the Company will not be entitled to a deduction at either time. However, upon the exercise of the ISO, a Participant will be required to include in alternative minimum taxable income an amount equal to the fair market value of the Shares purchased upon such exercise at the time of exercise over the aggregate Option Price the Participant paid in connection with such exercise, for purposes of the federal alternative minimum tax that may apply to individual Participants. If the Shares acquired upon exercise of an ISO are not disposed of until more than one year after the date of exercise of the ISO and more than two years after the date of the grant of the ISO (the "Required Holding Period"), any gain recognized on such disposition will be treated as a capital gain. If the Shares purchased in the exercise of an ISO are disposed of prior to the expiration of the Required Holding Period (a "Disqualifying Disposition"), then the Participant will be required to recognize ordinary income in an amount equal to the excess of (a) the lesser of (i) the fair market value of the Shares at the time of such exercise and (ii) the amount realized on disposition, over (b) the aggregate Option Price of the Shares purchased. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in an amount equal to the amount the Participant was required to treat as ordinary income. Each Participant agrees to notify the Company in writing immediately after the Participant sells or otherwise transfers Common Stock acquired under the Plan, if such sale or other transfer occurs within two years from the date of grant or one year from the date of exercise.

         Each Participant is advised to consult a tax advisor with respect to current and possible future U.S. tax consequences of acquiring, holding and disposing of Common Stock as well as any tax consequences that may arise under the laws of any state, local or foreign jurisdiction.



APPROVAL OF PLAN

         The adoption of the Plan requires the approval of a majority of the votes cast at the Annual Meeting (in person or by proxy) by the holders of shares entitled to vote thereon.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES FOR APPROVAL OF THE PLAN AS DESCRIBED ABOVE.




      PROPOSAL TO RATIFY THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS' STOCK
            OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

         The Company has a Non-Employee Directors' Stock Option Plan (the "Plan") adopted in 1995, amended in 1998 and previously approved by shareholders. The Plan initially provided that options for a maximum of 66,852 shares (as restated to give retroactive effect to the 5% stock dividends) of Common Stock, in the aggregate, may be granted.

         On May 14, 1997, the Board of Directors of the Company approved an increase in the aggregate number of shares of Common Stock authorized for awards of options under the Plan from 66,852 shares (as restated to give retroactive effect to the 5% stock dividends) to 135,102 shares (as restated to give retroactive effect to the 5% stock dividends), an increase of 68,250 shares (as restated to give retroactive effect to the 5% stock dividends), or approximately
 .9% of the number of shares of Common Stock then outstanding. The increase was approved by shareholders in August 1997. As of March 31, 1999, options covering 106,357 shares of Common Stock, in the aggregate, were outstanding under the Plan, leaving 28,745 shares of Common Stock available for grant of future options.

         On May 18, 1999, subject to approval by shareholders of the Company, the Board of Directors of the Company approved an increase in the aggregate number of shares of Common Stock authorized for awards of options under the Plan from 135,102 shares (as restated to give retroactive effect to the 5% stock dividends) to 200,102 shares, an increase of 65,000 shares, or approximately .8% of the number of shares of Common Stock currently outstanding. As required by the terms of the Plan, shareholders of the Company are asked to approve an amendment to the Plan reflecting such increase (as so amended, the "Amended Plan"). Other than the increase in the number of shares authorized, the Amended Plan will be identical to the Plan as currently in effect.

PURPOSE OF AMENDED PLAN

         The purpose of the Amended Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by members of the Board who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"). The Amended Plan is designed to provide a means of giving existing and new Non-Employee Directors an increased opportunity to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and stimulating their efforts on the Company's behalf.

SUMMARY OF PLAN

         The Amended Plan authorizes the Company to grant options ("Options") to purchase Common Stock to Non-Employee Directors. Seven directors are currently eligible to receive Options under the Amended Plan.

         The Amended Plan is administered by the Stock Option Committee of the Board (the "Committee"). The Committee is authorized to construe and interpret the Amended Plan and Options granted thereunder, to establish and amend rules for its administration and to correct any defect or omission or reconcile any inconsistency in the Amended Plan or in any Option to the extent the Committee deems desirable to carry the Amended Plan or any Option into effect.

         Options granted under the Amended Plan are non-incentive stock options. The exercise price per share of Common Stock under each Option (the "Exercise Price") is the Fair Market Value of a share of Common Stock on the date of grant. The Amended Plan provides for an annual grant of an Option to purchase 3,039 shares of Common Stock (as restated to give retroactive effect to the 5% stock dividends) to each Non-Employee Director on the date of the Annual Shareholders Meeting. The Fair Market Value is determined by reference to the closing sale price of the Common Stock as reported on the NASDAQ National Market System. The term of each Option is ten years.

         Options granted under the Amended Plan are subject to such terms and conditions and evidenced by agreements in such form as is determined from time to time by the Committee and are in any event subject to the terms and conditions set forth in the Amended Plan. Options granted under the Amended Plan are not transferable, except by will and the laws of descent and distribution.

         Under the Amended Plan, Options may be exercised immediately on the date of grant, provided, however, that no shares of the Company's Common Stock underlying any Option may be sold, assigned, pledged or otherwise transferred for a period of six months after the date of the grant of such Option.

         Each Option shall be exercisable only during the holder's term as a director, except that an Option may be exercisable after the death, disability, as defined under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") ("Disability"), or retirement from the Board at the age of 65 or thereafter ("Retirement"), of a holder while a director of the Company until the earlier of (i) the one year anniversary of the termination of the director's term due to death, Disability or Retirement and (ii) the expiration of the Option (ten years after the date of grant).

         Options may be exercised by written notice to the Company accompanied by payment in full of the Exercise Price. Payment of the Exercise Price may be made (i) in cash (including check, bank draft or money order), (ii) by delivery of Common Stock (valued at the Fair Market Value thereof on the date of exercise), or (iii) by delivery of a combination of cash and Common Stock.

         The Company intends to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to register the Common Stock to be issued to Non-Employee Directors under the Amended Plan. Persons who are "affiliates" of the Company (i.e., persons who are deemed to control the Company directly or indirectly) may resell Common Stock acquired under the Amended Plan only by complying with the requirements and limitations of Rule 144 under the Securities Act.

         The Amended Plan provides that the Board or the Committee may at any time suspend or terminate the Amended Plan or make such additions or amendments as they deem advisable; provided, that certain of such additions or amendments are made with approval of the Company's shareholders. No Options may be granted under the Amended Plan after August 1, 2004, although Options previously granted under the Amended Plan and outstanding on August 1, 2004 remain outstanding, unless terminated, in accordance with the terms of the Amended Plan and the Option agreement under which they were granted.

         The Amended Plan provides that in the event of a reorganization, merger, consolidation, recapitalization, stock split-up, stock dividend, combination of shares or other change in the Common Stock, appropriate changes to prevent dilution or enlargement of Options will be made by the Committee in the aggregate number of shares subject to Options to be granted, and in the number of shares and price per share subject to outstanding Options.

         The Amended Plan provides that in the event of a merger of the Company with or into another corporation constituting a change of control, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the Options may be assumed by the successor corporation or substantially equivalent Options substituted by the successor corporation, and if the successor corporation does not assume the Options or substitute Options, then the Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time. In the event of a liquidation or dissolution of the Company, the Options shall terminate immediately prior to the liquidation or dissolution.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes the principal federal income tax consequences of grants made under the Amended Plan. The summary is based upon an analysis of the Internal Revenue Code of 1986, as currently in effect, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Any such change could have retroactive effect and could affect the consequences described in the summary. The summary does not purport to cover all federal income tax consequences that may apply to an optionee and does not contain any discussion of foreign, state or local tax laws. Optionees are urged to consult their own tax advisors regarding the tax consequences to them of acquiring and exercising options and upon the sale or other disposition of any Common Stock acquired under the Amended Plan, as well as any tax consequences that may arise under the laws of any state, local or foreign jurisdiction.

         Options granted or to be granted under the Amended Plan will be "non-qualified" stock options and are not intended to qualify as incentive stock options under Section 422 of the Code. In general, no taxable income will be recognized by the optionee and no deduction will be allowed to the Company upon the grant of an Option. Upon exercise of an Option, except as described below, an optionee will recognize an amount of ordinary income equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the Exercise Price. The Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee's income.

         As the optionees will be directors of the Company, the stock received upon the exercise of an Option may be subject to restrictions under Section 16(b) of the Exchange Act if the Option is exercised and the underlying stock is sold within six months after the grant date (the "Restriction Period"). Options exercised during the Restriction Period will not be deemed to be exercised for purposes of the above income recognition rules until the date that the Restriction Period ends, unless the optionee makes an election to be taxed currently under Section 83(b) of the Code. If such an election is made within 30 days after the transfer of Common Stock pursuant to the exercise of the Option, the optionee will recognize ordinary income on the date of the actual exercise of Options (and the Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee's income).

         If an optionee delivers previously-acquired Common Stock, however acquired, in payment of all or part of the Exercise Price of a non-qualified stock option, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired Common Stock after its acquisition date. The fair market value of the shares received in excess of the fair market value of the shares surrendered and any cash paid constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise. The Company is entitled to a tax deduction equal to the compensation income included by the optionee in his income.

APPROVAL OF AMENDMENT

         The amendment to the Plan requires the approval of a majority of the votes cast at the Annual Meeting (in person or by proxy) by the holders of shares entitled to vote thereon.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES FOR APPROVAL OF THE AMENDMENT TO THE PLAN AS DESCRIBED ABOVE.

                              APPROVAL OF AUDITORS

        Subject to ratification by shareholders at the Annual Meeting, the Board of Directors, upon recommendation of the Audit Committee, has re-appointed PricewaterhouseCoopers LLP as independent auditors to audit the books and accounts of the Company for fiscal 2000. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.


                              SHAREHOLDER PROPOSALS

        Proposals of shareholders that are intended to be presented at the annual meeting to be held in 2000 must be received by the Company by March 3, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                             ADDITIONAL INFORMATION

        THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1999, AS FILED WITH THE SEC, WITHOUT CHARGE, EXCEPT THAT COPIES OF ANY EXHIBIT TO SUCH REPORT WILL BE FURNISHED UPON PAYMENT BY SUCH SHAREHOLDER OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. WRITTEN REQUESTS MAY BE DIRECTED TO THE COMPANY, 200 HOLLEDER PARKWAY, ROCHESTER, NEW YORK 14615,
ATTENTION: SECRETARY.


                                          By order of the Board of Directors


                                          /s/ Robert W. August
                                          --------------------
                                          Robert W. August
                                          Secretary

Rochester, New York
July 1, 1999

                                                                     EXHIBIT A


                            MONRO MUFFLER BRAKE, INC.
                             1998 STOCK OPTION PLAN


                                    ARTICLE 1

                            ESTABLISHMENT AND PURPOSE

         1.1 Establishment and Effective Date. Monro Muffler Brake, Inc., a New York corporation (the "Company"), hereby establishes a stock option plan to be known as the Monro Muffler Brake, Inc. 1998 Stock Option Plan (the "Plan"). The Plan shall become effective as of November 18, 1998, subject to the approval of the Company's stockholders.

         1.2 Purpose. The purpose of the Plan is to encourage and enable all eligible employees (subject to such requirements as may be prescribed by the Stock Option Committee (the "Committee")) of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's common stock, par value $0.01 per share ("Common Stock"). Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries.


                                    ARTICLE 2

                                     AWARDS

         2.1 Form of Awards. Awards under the Plan may be granted in the form of incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("Non-qualified Stock Options) that are not intended to qualify as incentive stock options under Section 422 of the Code (collectively, "Options").

         2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 750,000, subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option expires unexercised or is terminated, surrendered or canceled without being exercised in whole for any reason, the shares of Common Stock covered by such Option shall be available for subsequent awards of Options under the Plan upon such terms as the Committee may determine. In addition, shares of Common Stock withheld in payment of taxes relating to Options, and the number of shares of Common Stock equal to the number of shares surrendered in payment of the exercise price of Options or taxes relating to Options, shall be available for subsequent awards of Options under the Plan upon such terms as the Committee may determine.

         2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require employees to return to the Company Options previously granted under the Plan. Subject to the provisions of the Plan, such new Option shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.


                                    ARTICLE 3

                                 ADMINISTRATION

         3.1 Committee. Awards shall be determined, and the Plan shall be administered by, the Committee as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not less than two (2) members of the Board. Except as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"), and by Section 162(m) of the Code (or Regulations promulgated thereunder), no member of the Board may serve on the Committee if such member: (i) is or has been granted or awarded stock, stock options or any other equity security or derivative security of the Company or any of its affiliates pursuant to the Plan or any other plan of the Company or its affiliates either while serving on the Committee or during the one year period prior to being appointed to the Committee; (ii) is an employee or former employee of the Company; or (iii) receives remuneration from the Company, either directly or indirectly, in any capacity other than as a director.

         3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options; and (iii) to determine the employees to whom, and the time or times at which, Options shall be granted.

         3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

         3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all employees who have received awards under the Plan and all other interested persons.

         3.5 Liability; Indemnification. No member of the Committee, nor the Chief Executive Officer, or any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Options granted thereunder, and each member of the Committee, the Chief Executive Officer and each person to whom ministerial duties have been delegated shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between such member, the Chief Executive Officer and the Company.


                                    ARTICLE 4

                                   ELIGIBILITY

         Options may be granted to all employees of the Company or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee), including officers of the Company; provided, however, that no employee may receive a grant of an Option to purchase more than 500,000 shares of Common Stock in the aggregate in any fiscal year of the Company. Options may be granted to a director of the Company, provided that the director is also an employee. In determining the employees to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by such employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion shall deem relevant.

         As used herein, the term "subsidiary" shall mean any present or future corporation, partnership or joint venture in which the Company owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Company and any present or future corporation which is or may be a "subsidiary corporation" of the Company (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.


                                    ARTICLE 5

                                  STOCK OPTIONS

         5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

         5.2 Designation as Non-qualified Stock Option or Incentive Stock Option. In connection with any grant of Options, the Committee shall designate in the written agreement required pursuant to Article 10 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.

         5.3 Option Price. The purchase price per share under each Incentive Stock Option shall be the Market Price (as hereinafter defined) of the Common Stock on the date the Incentive Stock Option is granted. The purchase price per share under each Non-qualified Stock Option shall be specified by the Committee. In no case, however, shall the purchase price per share of an Option be less than the par value of the Common Stock ($0.01). Notwithstanding the foregoing, to the extent required by the Code, the purchase price per share under each Non-qualified Stock Option granted to an employee who is treated as a "covered employee" (as defined in Section 162(m)(3) of the Code) on the date such Non-qualified Stock Option is exercised shall not be less than 100% of the Market Price of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a "10% Stockholder"), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

         The "Market Price" of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter-dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day.

         5.4 Limitation on Amount of Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any subsidiary) shall not exceed $100,000.

         5.5 Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Company.

         5.6 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon exercise of Options shall be paid for in full at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common Stock or a combination of cash and Common Stock, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise.

         5.7 Term. The term of each Option granted under the Plan shall be determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

         5.8 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Company represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.


                                    ARTICLE 6

                          NONTRANSFERABILITY OF OPTIONS

         No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section 7.3 hereof.

         Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Options granted under the Plan to provide that the recipient of such Options may transfer any such Options other than by will or the laws of descent and distribution in any manner authorized under applicable law.

                                    ARTICLE 7

             EFFECT OF TERMINATION OF EMPLOYMENT, RELOCATION EVENT,
                 DISABILITY, RETIREMENT, DEATH OR SPECIAL EVENT

         7.1 General Rule. Except as expressly determined by the Committee in its sole discretion, no Option shall be exercisable after [thirty (30) days] following the recipient's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of: (i) Retirement (as defined in Section 7.2), (ii) Disability (as defined in Section 7.2), or (iii) death.

         Options shall not be affected by any change of employment so long as the recipient continues to be employed by either the Company or a subsidiary. The Committee may, in its sole discretion, cause any Option to be forfeited upon an employee's termination of employment if the employee was terminated for one (or more) of the following reasons: (i) the employee's conviction, or plea of guilty or nolo contendere to the commission of a felony; (ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty by the employee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary; or (iv) any breach of the employee's fiduciary duties to the Company as an employee. It shall be within the sole discretion of the Committee to determine whether the employee's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

         7.2 Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of a recipient of Options, the Options which are held by such recipient on the date of such Disability or Retirement, whether or not otherwise exercisable on such date, shall be exercisable for one
(1) year following such Disability or Retirement.

         "Disability" shall mean any termination of employment with the Company or a subsidiary because of a "Disability" as such term is defined in Section 22(e) of the Code. "Retirement" shall mean a termination of employment with the Company or a subsidiary either: (i) on a voluntary basis by a recipient who is at least sixty-five (65) years of age and who has at least ten (10) years of service with the Company or a subsidiary; or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee with respect to a determination regarding Disability or Retirement shall be final and conclusive.

         7.3 Death. In the event of the death of a recipient of Options while an employee of the Company or any subsidiary, Options which are held by such employee at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees, at any time within [one (1) year] from the date of death, at which time such Options shall terminate.

         In the event of the death of a recipient of Options following a termination of employment due to Retirement or Disability, if such death occurs before the Options are exercised, the Options which are held by such recipient on the date of termination of employment, whether or not otherwise exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees, to the same extent such Options were exercisable by the recipient following such termination of employment.

         7.4 Leave of Absence. In the case of an employee on an approved leave of absence, the Options of such employee shall not be affected unless such leave is longer than [three (3) months]. The date of exercisability of any Options of an employee which are unexercisable at the beginning of an approved leave of absence lasting longer than [three (3) months] shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options due to a leave of absence.

         7.5 Change in Control. Notwithstanding any provisions of the Plan to the contrary, if there should be a Change in Control of the Company (i) the Company shall give each recipient of Options written notice of such Change in Control as promptly as practicable prior to the effective date thereof, and (ii) all of the Options held by employees not currently exercisable shall become exercisable immediately prior to the effective date of such Change in Control; provided, however, that all or a portion of such Options shall not be exercisable to the extent that the exercise would cause the employee to be subject to taxes under Section 4999 of the Code.

         "Change in Control" shall mean any of the following: (i) any person who is not an "affiliate" (as defined in Rule 12b-2 of the Act) of the Company as of the effective date of the Plan becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company except pursuant to a public offering of securities of the Company; (ii) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise) to a person who is not an affiliate of the Company as of the effective date of the Plan; or (iii) there occurs a merger, consolidation or other reorganization of the Company with a person who is not an affiliate of the Company as of the effective date of the Plan, and in which the Company is not the surviving entity.


                                    ARTICLE 8

                    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         Notwithstanding any other provision of the Plan, the Committee may: (i) at any time, make or provide for such adjustments to the Plan or to the number and class of shares available thereunder; or (ii) at the time of grant of any Options, provide for such adjustments to such Options as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like.

                                    ARTICLE 9

                            AMENDMENT AND TERMINATION

         The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 8 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.


                                   ARTICLE 10

                                WRITTEN AGREEMENT

         Each award of Options shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.


                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

         11.1 Tax Withholding. The Company shall have the right to require employees or their Designated Beneficiaries, personal representatives, heirs or legatees to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by: (i) surrendering shares of Common Stock owned by the employee; or (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the employee. Shares of Common Stock surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

         11.2 Successor. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to Article 9 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

         11.3 General Creditor Status. Employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee or Designated Beneficiary, personal representative, heir or legatee of such employee. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

         11.4 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 10 hereof, nor the grant of any award, shall confer upon any employee any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such employee's employment at any time.

         11.5 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or sent by regular mail addressed: (i) to the employee at the employee's address as set forth in the books and records of the Company or its subsidiaries; or (ii) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Stock Option Committee."

         11.6 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         11.7 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the State of New York.

                           MONRO MUFFLER BRAKE, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 2, 1999

         The undersigned hereby appoints Robert G. Gross and Catherine D'Amico, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Annual Meeting of stockholders to be held at The Hutchison House, 930 East Avenue, Rochester, New York, 14607, commencing at 10:00 a.m. on August 2, 1999 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING STOCKHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                        [To Be Signed on Reverse Side.]

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!



                         ANNUAL MEETING OF STOCKHOLDERS
                           MONRO MUFFLER BRAKE, INC.



                                 AUGUST 2, 1999





              * Please Detach and Mail in the Envelope Provided *





A [X] Please mark your
      votes as in this
      example.

                                     WITHHOLD
                         FOR      authority for
                     all nominees  all nominees
1. To elect Class 2      [ ]           [ ]       NOMINEES: Charles J. August
   directors to the                                        Frederick M. Danziger
   Board of                                                Jack M. Gallagher
   Directors.                                              Robert G. Gross
                                                           Peter J. Solomon

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the person's name below.)


---------------------------------------------------

                                             FOR    AGAINST   ABSTAIN
2. Ratification of the adoption of the       [ ]      [ ]       [ ]
   Company's 1998 Employees' Incentive
   Stock Option Plan.

3. Ratification of the amendment to the      [ ]      [ ]       [ ]
   Company's Non-Employee Directors'
   Stock Option Plan to increase the
   number of authorized shares.

4. Ratification of the re-appointment of     [ ]      [ ]       [ ]
   PricewaterhouseCoopers LLP as the
   independent auditors of the Company.

                                                  Mark here for [ ]
                                              change of address
                                              and note at left.

                                  I will not [ ]         I will [ ]
                                      attend             attend
                                     meeting            meeting



Signature                              Date                         Date
         -----------------------------     ------------------------     ------
                                       Signature, if shares held jointly

Instruction: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.